Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of December 31, 2010 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 22, 2010, the Forward Tactical Enhanced Fund, a new series of the Fund effective December 31, 2010;

WHEREAS, the Board of Trustees of the Fund approved on December 14, 2010, the Forward Commodity Long/Short Strategy Fund, a new series of the Fund effective December 31, 2010;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule I-A.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-A – List of Portfolios. Schedule I-A is replaced in its entirety with the attached Schedule I-A.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ J. Alan Reid, Jr.
Name:	Jeremy O. May	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

SCHEDULE I-A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group I and Fund Group III Fund List

Dated as of December 31, 2010

Forward Banking and Finance Fund

Forward Commodity Long/Short Strategy Fund

Forward Emerging Markets Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward Focus Fund

Forward HITR Fund1

Forward International Dividend Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Long/Short Credit Analysis Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Strategic Realty Fund

[1]	Fund has yet to commence operations.